4: BMC Vision-Ease Lens

BMC

BMC Industries, Inc. One Meridian Crossings, Suite 850 Minneapolis, MN 55423 Web site www.bmcind.com

 NEWS RELEASE

CONTACT:	Bradley D. Carlson	(NYSE: BMM)
	(952) 851-6020	FOR IMMEDIATE RELEASE

BMC Industries To Report First Quarter 2002 Results and Host Conference Call on Tuesday, April 30, 2002

April 16, 2002 -- BMC Industries, Inc. is scheduled to release its financial results for the first quarter on Tuesday, April 30, 2002.

The Company will host a conference call to discuss the financial results later that morning at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call is available to interested parties by dialing 800-450-0821 (U.S.) or 612-332-0632 (International). A replay of the call will be available beginning at 1:30 p.m. Central Time on April 30, 2002 by dialing 800-475-6701 (U.S.) or 320-365-3844 (International) and using Access Code: 635221. The conference call will be available for replay until May 7, 2002 at 11:59 p.m. Central Time.

The conference call will also be offered live, through a simulcast offered by CCBN.com and StreetEvents.com. To access this Webcast, go to the "Investor Relations" portion of the Company's Web site, www.bmcind.com, click on "Conference Calls" and then click on the CCBN icon.

BMC Industries, founded in 1907, is comprised of two business segments: Buckbee-Mears and Optical Products.

The Buckbee-Mears group, through its Mask Operations, is the only North American manufacturer of aperture masks. The Buckbee-Mears group, through its Micro-Technology Operations, is also a leading producer of a variety of precision photo-etched and electroformed components that require fine features and tight tolerances.

The Optical Products group, operating under the Vision-Ease trade name, is a leading designer, manufacturer and distributor of polycarbonate, glass and plastic eyewear lenses. Vision-Ease is a technology and market share leader in the polycarbonate lens segment of the market. Polycarbonate lenses are thinner and lighter than lenses made of other materials, while providing inherent ultraviolet (UV) filtering and impact resistant characteristics.

BMC Industries, Inc. is traded on the New York Stock Exchange under the ticker symbol "BMM". For more information about BMC Industries, Inc., visit the Company's Web site at www.bmcind.com.